CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statement No. 333-288772 on Form N-2 of our report dated February 27, 2026, relating to the financial statements and financial highlights of Pearl Diver Credit Company Inc. appearing in this Annual Report on Form N-CSR for the year ended December 31, 2025, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such registration statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

March 6, 2026